EXHIBIT 99.1

Report of Independent Auditors

To the Board of Directors and Stockholders of tronc, Inc.
We have audited the accompanying consolidated financial statements of Daily News, L.P. and subsidiaries, which comprise the consolidated balance sheets as of December 25, 2016 and December 27, 2015, and the related consolidated statements of loss, comprehensive loss, partners’ deficit and cash flows for the years ended December 25, 2016, December 27, 2015, and December 28, 2014, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.
An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position Daily News, L.P. and subsidiaries as of December 25, 2016 and December 27, 2015, and the consolidated results of their operations and their cash flows for the years ended December 25, 2016, December 27, 2015, and December 28, 2014 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Dallas, Texas
November 20, 2017

DAILY NEWS L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF LOSS
(In thousands)

	Year ended
	December 25, 2016	December 27, 2015	December 28, 2014

Operating revenues	$144,777	$168,663	$185,371

Operating expenses:
Compensation	100,774	120,109	120,232
Newsprint and ink	19,247	21,074	26,732
Outside services	18,587	22,548	24,918
Other operating expenses	29,783	33,550	42,109
Depreciation and amortization	1,096	1,198	1,293
Total operating expenses	169,487	198,479	215,284

Loss from operations	(24,710)	(29,816)	(29,913)
Interest expense, net	(2,882)	(3,152)	(11,609)
Proceeds from sale of tax credits	3,915	3,894	3,873
Net loss	$(23,677)	$(29,074)	$(37,649)

The accompanying notes are an integral part of these consolidated financial statements.

DAILY NEWS L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)

	Year ended
	December 25, 2016	December 27, 2015	December 28, 2014
Net loss	$(23,677)	$(29,074)	$(37,649)
Other comprehensive income (loss):
Unrecognized benefit plan gains (losses):
Change in unrecognized benefit plan loss arising during the period	(4,193)	(3,671)	(15,294)
Amortization of items to periodic pension cost during the period	4,252	5,210	3,854
Negative plan amendments	374	—	330
Other comprehensive income (loss)	433	1,539	(11,110)
Comprehensive loss	$(23,244)	$(27,535)	$(48,759)

The accompanying notes are an integral part of these consolidated financial statements.

DAILY NEWS L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 25, 2016	December 27, 2015
Assets
Current assets
Cash	$11,162	$7,994
Accounts receivable (net of allowances of $1,166 and $1,478)	17,879	20,244
Tax credit receivable	3,915	3,894
Inventories	2,898	3,072
Prepaid expenses	1,923	2,350
Other current assets	1,491	1,663
Total current assets	39,268	39,217

Property, plant and equipment
Land	2,056	2,056
Machinery, equipment and furniture	9,535	9,123
Buildings and leasehold improvements	1,794	1,785
	13,385	12,964
Accumulated depreciation	(3,588)	(2,491)
Property, plant and equipment, net	9,797	10,473

Other assets
Intangible assets, net	1,910	1,910
Other long-term assets	1,491	1,355
Total other assets	3,401	3,265

Total assets	$52,466	$52,955

The accompanying notes are an integral part of these consolidated financial statements.

DAILY NEWS L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 25, 2016	December 27, 2015
Liabilities and partners’ deficit
Current liabilities
Current portion of long-term debt and capital leases	$100	$500
Accounts payable	12,337	12,817
Employee compensation and benefits	8,947	8,563
Deferred revenue	2,601	2,617
Amounts due to related parties	101,683	98,921
Other current liabilities	667	565
Total current liabilities	126,335	123,983

Non-current liabilities
Long-term debt and capital leases	5,385	5,088
Pension and postretirement benefits	26,415	23,211
Other obligations	25,710	27,059
Total non-current liabilities	57,510	55,358

Commitments and contingencies (Note 7)

Partners' deficit
Partners’ interests	483,884	465,633
Accumulated deficit	(569,961)	(546,284)
Accumulated other comprehensive loss	(45,302)	(45,735)
Total partners' deficit	(131,379)	(126,386)

Total liabilities and partners’ deficit	$52,466	$52,955

The accompanying notes are an integral part of these consolidated financial statements.

DAILY NEWS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF PARTNERS’ DEFICIT
(In thousands)

	Partners’ Interests	Accumulated Deficit	AOCI	Total Deficit
Balance at December 29, 2013	$—	$(479,561)	$(36,164)	$(515,725)
Comprehensive loss	—	(37,649)	(11,110)	(48,759)
Partner contributions	27,500	—	—	27,500
Partner note debt forgiveness	411,801	—	—	411,801
Accrued distributions to partners	(334)	—	—	(334)
Balance at December 28, 2014	438,967	(517,210)	(47,274)	(125,517)
Comprehensive income (loss)	—	(29,074)	1,539	(27,535)
Partner contributions	27,000	—	—	27,000
Accrued distributions to partners	(334)	—	—	(334)
Balance at December 27, 2015	465,633	(546,284)	(45,735)	(126,386)
Comprehensive income (loss)	—	(23,677)	433	(23,244)
Partner contributions	18,575	—	—	18,575
Accrued distributions to partners	(324)	—	—	(324)
Balance at December 25, 2016	$483,884	$(569,961)	$(45,302)	$(131,379)

The accompanying notes are an integral part of these consolidated financial statements.

DAILY NEWS, L.P. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Year ended
	December 25, 2016	December 27, 2015	December 28, 2014
Operating Activities
Net loss	$(23,677)	$(29,074)	$(37,649)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	1,096	1,198	1,293
Allowance for bad debt	993	966	1,486
Pension expense	3,644	6,112	2,312
Changes in working capital items:
Accounts receivable, net	1,544	124	756
Prepaid expenses, inventories and other current assets	612	(133)	(572)
Accounts payable, employee compensation and benefits, deferred revenue and other current liabilities	1,302	1,692	11,476
Pension contribution	—	(4,251)	(5,350)
Net cash used for operating activities	(14,486)	(23,366)	(26,248)

Investing Activities
Capital expenditures	(421)	(509)	(1,700)
Net cash used for investing activities	(421)	(509)	(1,700)

Financing Activities
Partner contributions	18,575	27,000	27,500
Repayment of long-term debt and capital leases	(500)	(500)	(500)
Net cash provided by financing activities	18,075	26,500	27,000

Net increase (decrease) in cash	3,168	2,625	(948)
Cash, beginning of period	7,994	5,369	6,317
Cash, end of period	$11,162	$7,994	$5,369

The accompanying notes are an integral part of these consolidated financial statements.

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Description of Business—Daily News, L.P., was formed as a Delaware limited partnership on December 30, 1992. Daily News, L.P. together with its subsidiaries (collectively, “NYDN” or the “Company”) is a multimedia news and entertainment provider that publishes the Daily News newspaper, one of the major daily newspapers in the greater New York metropolitan area, operates the associated NYDailyNews.com website and Daily News mobile platforms and provides commercial printing services. The Daily News has earned 11 Pulitzer prizes. On September 3, 2017, the Company was acquired by tronc, Inc.
Basis of Presentation—The accompanying Consolidated Financial Statements and notes of Daily News, L.P. and subsidiaries have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Actual results could differ from these estimates. In the opinion of management, the financial statements contain all adjustments necessary to present fairly the financial position of the Company as of December 25, 2016 and December 27, 2015 and the results of operations and cash flows for the years ended December 25, 2016, December 27, 2015 and December 28, 2014. All intercompany accounts within NYDN have been eliminated in consolidation.
Management has evaluated subsequent events through November 20, 2017, the date the financial statements were available to be issued.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Fiscal Periods—The Company’s fiscal year ends on the last Sunday in December. Fiscal year 2016 ended on December 25, 2016, fiscal year 2015 ended on December 27, 2015, and fiscal year 2014 ended on December 28, 2014, each comprised of 52-week years.
Use of Estimates—The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make use of estimates and assumptions that affect the reported amount of assets and liabilities, revenues and expenses and certain financial statement disclosures. Significant estimates in these consolidated financial statements include the valuation assumptions used in allowances for doubtful accounts receivable, net realizable value of inventories, useful lives of property, plant and equipment and identifiable intangible assets, the evaluation of recoverability of property and identifiable intangible assets, self-insurance and pension and other postretirement benefits. Actual results could differ from these estimates.
Revenue Recognition—The Company’s primary sources of revenue are from the sales of advertising space in published issues of its newspapers and other publications and on websites owned by, or affiliated with NYDN; sales of newspapers, digital subscriptions and other publications to distributors and individual subscribers; and the provision of commercial printing and delivery services to third parties, primarily other newspaper companies. Newspaper advertising revenue is recorded, net of agency commissions, when advertisements are published in newspapers. Website advertising revenue is recognized when delivered. Commercial printing and delivery services revenues are recognized when the product is delivered to the customer or as services are provided, as appropriate. Proceeds from publication subscriptions are deferred and are included in revenue on a pro rata basis over the term of the subscriptions. The Company records rebates when earned as a reduction of advertising and commercial printing revenue.
Cash—Cash includes cash equivalents which are investments with original maturities of three months or less at the time of purchase. Cash is stated at cost, which approximates market value.
Accounts Receivable and Allowance for Doubtful Accounts—NYDN’s accounts receivable are primarily due from advertisers, circulation-related accounts and commercial printing customers. The Company maintains an allowance for uncollectible accounts, rebates and volume discounts. The allowance for uncollectible accounts is determined based on historical write-off experience and any known specific collectability exposures.

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Inventories—Inventories consist primarily of newsprint for publishing operations. Newsprint cost is determined using the first-in, first-out (“FIFO”) basis. Beginning in the first quarter of 2016, upon the adoption of Accounting Standards Update (“ASU”) 2015-11, Topic 330, inventories are stated at the lower of cost or net realizable value. Prior to 2016, inventories are stated at the lower of cost or market. The adoption of this standard had no impact on the Consolidated Financial Statements.
Properties—Property, plant and equipment are stated at cost less accumulated depreciation. The Company computes depreciation using the straight-line method over the following estimated useful lives:

Building, building improvements and land improvements	3 years - 39 years
Leasehold improvements	15 years
Machinery and equipment	3 years - 20 years
Computer hardware	3 years - 5 years
Vehicles	5 years
Furniture, fixtures and other	10 years
Leasehold improvements are amortized over the shorter of the useful life or the term of the lease. Expenditures for repairs and maintenance of existing assets are charged to expense as incurred. Property, plant and equipment assets that are financed under a capital lease are amortized over the shorter of the term of the lease or the useful lives of the assets.
Intangible Assets—Intangible assets, which consist of the newspaper masthead, are reviewed for impairment annually, or more frequently if events or changes in circumstances indicate that the asset may be impaired, in accordance with ASC Topic 350, “Intangibles–Goodwill and Other.” Under ASC Topic 350, the impairment review of intangible assets not subject to amortization must be based on estimated fair values. Impairment would occur when the carrying amount of the masthead is greater than its fair value.
Impairment Review of Long-Lived Assets—In accordance with ASC Topic 360, “Property, Plant and Equipment,” the Company evaluates the carrying value of long-lived assets to be held and used whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset or asset group may be impaired. The carrying value of a long-lived asset or asset group may be impaired when the projected future undiscounted cash flows to be generated from the asset or asset group over its remaining depreciable life are less than its current carrying value. The Company measures impairment based on the amount by which the carrying value exceeds the estimated fair value of the long-lived asset or asset group. The fair value is determined primarily by using the projected future cash flows discounted at a rate commensurate with the risk involved as well as market valuations. Losses on long-lived assets to be disposed of are determined in a similar manner, except that the fair values are reduced for an estimate of the cost to dispose or abandon. There were no impairments recorded in any of the periods presented. However, prior to the 2014 fiscal year, the Company recorded an impairment of plant and equipment in recognition of the economic obsolescence thereof due to continuing operating losses.
Fair Value Measurements—The Company measures and records in its consolidated financial statements certain assets and liabilities at fair value. ASC Topic 820, “Fair Value Measurements and Disclosures,” establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). This hierarchy consists of the following three levels:

•	Level 1 - Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market.

•
Level 2 - Assets and liabilities whose values are based on inputs other than those included in Level 1, including quoted market prices in markets that are not active; quoted prices of assets or liabilities with similar attributes in active markets; or valuation models whose inputs are observable or unobservable but corroborated by market data.

•	Level 3 - Assets and liabilities whose values are based on valuation models or pricing techniques that utilize unobservable inputs that are significant to the overall fair value measurement.

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used maximize the use of observable inputs and minimize the use of unobservable inputs.
The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.
The carrying values of cash, trade accounts receivable and trade accounts payable approximate fair value due to their short term nature.
Certain assets are measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).
Leases—Operating lease rentals are expensed on a straight-line basis over the life of the lease. The lease term is determined at lease inception by excluding renewal options that are not reasonably assured. The lease term is used to determine whether a lease is capital or operating and is used to calculate straight-line rent expense.
Pension Plans—The Company follows accounting guidance under ASC Topic 715, “Compensation—Retirement Benefits” for single employer defined benefit plans. Plan assets and the projected benefit obligation are measured each December 31, and the Company records as an asset or liability the net funded or underfunded position of the plans. Certain changes in actuarial valuations related to returns on plan assets and projected benefit obligations are recorded to other comprehensive income (loss) and are amortized to net periodic pension expense over the weighted average remaining life of plan participants. Net periodic pension expense is recognized each period by accruing interest expense on the projected benefit obligation and accruing a return on assets associated with the plan assets and on-going service costs. In measuring the funded status of the plan, the Company has elected to measure the single employer defined benefit plan assets and obligations as of the end of the month closest to the Company’s fiscal year-end.
The projected benefit obligations of the plan are estimated using a theoretical zero-coupon spot curve representing the yields on high-quality corporate bonds with maturities that correlate to the timing of benefit payments to the plan’s participants. Future benefit payments are discounted to their present value at the appropriate yield curve rate to determine the projected benefit obligation outstanding at each year end. The yield curve discount rate as of December 25, 2016 was 3.9%.
Interest expense included in net periodic pension expense was established at the beginning of each fiscal year. Interest expense for 2016 was determined using a beginning-of-year yield curve rate of 4.0%.
The Company assumed a 6.1% long-term rate of return on the plan’s assets in 2016. This return is based upon the investments strategies determined by the Company, less administrative expenses. Investment strategies for the plan’s assets are based upon factors such as the remaining useful life expectancy of participants and market risks.
Self-Insurance—The Company self-insures for certain employee medical and disability income benefits, and insures with a high deductible for workers’ compensation, automobile and general liability claims. The recorded liabilities for self-insured risks are calculated using actuarial methods and are not discounted. The Company carries insurance coverage to limit exposure for self-insured medical, workers’ compensation costs and automobile and general liability claims. The Company’s stop loss for medical claims is $0.3 million and deductibles for the other insured coverages are generally $0.7 million per occurrence, depending on the applicable policy period. The recorded liabilities for self-insured risks at December 25, 2016 and December 27, 2015 totaled $16.7 million and $17.7 million, respectively.
Deferred Revenue—Deferred revenue arises in the normal course of business from advance subscription payments for newspapers, digital subscriptions and other publications, and interactive advertising sales. Deferred revenue is recognized in the period it is earned.

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Income Taxes—Federal, state and local income taxes are generally the responsibility of the partners. Profits and losses are allocated to the partners according to the formula specified in the partnership agreement.
The Company is subject to an Unincorporated Business Tax in New York City (the “UBT”).  No amounts have historically been due for the UBT due to the Company’s operating losses.  As of December 25, 2016, the Company has accumulated net operating loss carryforwards for purposes of the UBT of $79.0 million, which are fully offset by a valuation allowance.
The Company has determined that there are no uncertain tax positions requiring accrual or disclosure in the financial statements as of December 25, 2016, December 27, 2015 and December 28, 2014. The income tax returns are subject to examination by U.S. Federal, state or local tax jurisdictions generally for a period of three years after they are filed. The Company is no longer subject to U.S. Federal, state or local income tax examinations by tax authorities for years before 2009.
New Jersey Tax Credit—Included in current assets is a tax credit receivable from the New Jersey Economic Development Authority (“NJEDA”). In 2010, the NJEDA approved the Company for participation in the Urban Transit Hub Tax Credit Grant (“Hub Grant”) program based on eligible capital investments made at the Jersey City plant and meeting certain minimum employment levels.
The Company was awarded a tax credit in the amount of $41.7 million to be received over ten years and subject to certain annual state wide minimum employment requirements. If the Company is unable to utilize the tax credit, it can be sold for use by a third party. Each year, upon fulfilling the employment requirements and executing a sales agreement for the transfer of these tax credits, the Company records a receivable for the negotiated selling price.
NOTE 3: RELATED PARTY TRANSACTIONS
The Company utilizes the services of an affiliate, under common ownership, for certain management related services. For fiscal years 2016, 2015 and 2014, the Company was charged approximately $1.8 million, $1.4 million and $1.7 million respectively, by the affiliate for such services. These charges were recognized primarily in compensation expense.
The Company provides certain of its affiliates, under common ownership, with recordkeeping, payroll, human resources, legal, shared real estate services and information systems related services. For fiscal years 2016, 2015 and 2014, the Company billed the affiliates $3.0 million, $2.3 million and $2.7 million respectively, for such services. These amounts were recognized primarily as reductions of compensation and other operating expenses.
One of the Class A Limited Partners of the Company is entitled to a guarantee fee computed on a weighted average basis of 1% of the amount of Company debt guaranteed by such partner. The guarantee fee for each of the fiscal years 2016, 2015 and 2014 was $0.1 million. The guarantee fee liability as of December 25, 2016 and December 27, 2015 was $7.2 million and $7.1 million respectively.
The Company is signatory to three note payable agreements dated February 23, 2009 and a subsequent amendment dated March 11, 2011, to three family trusts set up by a Class A Limited Partner, which have an accumulated principal balance as of December 25, 2016 and December 27, 2015 of $65.7 million. The notes are payable on demand and interest of $2.4 million, $2.7 million and $3.4 million was accrued at an interest rate of 3.72%, 4.12% and 5.17% for fiscal years 2016, 2015 and 2014, respectively. Any loans made by the partners are nonrecourse in relation to the other partners. The notes and related accrued interest are guaranteed by one of the Class A Limited Partners.

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table summarizes the amounts due to related parties as of December 25, 2016 and December 27, 2015 (in thousands):

	December 25, 2016	December 27, 2015

Notes payable	$69,779	$69,529
Accrued interest	24,737	22,299
Accrued guarantee fees	7,167	7,093
	$101,683	$98,921
Additionally, loans made by one of the Company’s Class A Limited Partners to the Company having an accumulated principal balance of $328.4 million and accrued interest of $83.4 million were canceled effective June 30, 2014 based on an Internal Revenue Service approved Pre-Filing Agreement obtained by the Class A Limited Partner. Although the Company reported cancellation of indebtedness income under IRC § 61(a)(12) in the amount of $411,801 in its 2014 federal tax return, and pursuant to an agreement between the Company and such partner, the debt cancellation item was specifically allocated to such partner in its 2014 federal tax return, under U.S. GAAP, such amount has been recorded as a capital contribution in partners’ equity.
NOTE 4: INVENTORIES
Inventories at December 25, 2016 and December 27, 2015 consisted of the following (in thousands):

	December 25, 2016	December 27, 2015

Newsprint	$1,973	$2,135
Supplies and other	925	937
Total inventories	$2,898	$3,072
Through December 27, 2015, inventories are stated at the lower of cost or market. Newsprint cost is determined using the first-in, first-out (“FIFO”) basis. Beginning in the first quarter of 2016, upon the adoption of ASU 2015-11, inventories are stated at the lower of cost or net realizable value.
NOTE 5: DEBT
In August 1996, the Company entered into a loan agreement ("Agreement") with the City of Jersey City (the "City") under the Housing and Community Development Act Section 108 guarantee loan program for $8.0 million. Pursuant to the agreement, the Company repaid $2.0 million in 2001 and thereafter repays $0.4 million per annum for years six through twenty. In 2008, the Company participated in a loan refinancing program offered by the U.S. Department of Housing and Urban Development effectively lowering the interest rate on the remaining principal balance.
Interest is paid semiannually at a weighted average rate of 4.48%, 4.41% and 4.32% for fiscal years 2016, 2015 and 2014, respectively. In July 2016, the Company made a final payment of $0.4 million related to this Agreement.
Additionally, the Agreement required the NJEDA to issue a guarantee for $4.0 million. In consideration for the NJEDA guarantee, one of the Class A Limited Partners provided a back-up guarantee for $2.0 million. The Agreement, among other things, requires the Company or a Class A Limited Partner to maintain a minimum amount of liquid assets.
The Company has outstanding letters of credit of approximately $20.5 million as of December 25, 2016, primarily for obligations under the Company’s workers’ compensation program and for its New York corporate headquarters. These letters of credit have been issued on account of the Class A Limited Partner for the benefit of the Company.

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6: LEASES
The Jersey City plant is constructed on land leased from NJEDA. Fixed rent payments of $50 thousand are due semi-annually through January 2021, at which time the Company is required to purchase the land for $6.9 million. As a result, the lease is accounted for as a capital lease and the land is not amortized by the Company. One of the Class A limited partners has guaranteed all the payments on the lease.
The Company leases its corporate and other office facilities and newspaper delivery and transportation vehicles under operating leases. Certain leases contain options to renew.
In 2010, the Company entered into a 15 year noncancelable rental operating lease agreement for its corporate headquarters office space located in New York City. The lease agreement includes certain escalation clauses covering increases in rental payments, operating expenses and real estate taxes over an established base period. The landlord has provided the Company with certain building improvement concessions in connection with this lease that are being amortized over the lease term.
In 2013, the Company entered into a three year sublease agreement commencing in December 2013 with two one year renewal options to sublease part of its office space located in New York City. In 2015, both options were exercised extending the sublease through December 14, 2018. The sublease income is reflected in the statements of operations as a reduction in rent expense.
At December 25, 2016, future minimum lease obligations are as follows (in thousands):

		Operating Leases
	Capital Lease	Rent Payments	Sublease income
2017	$100	4,309	(1,460)
2018	100	2,772	(1,458)
2019	100	2,772
2020	100	2,772
2021	6,942	2,772
Thereafter	—	18,608
Total minimum lease payments	7,342	34,005	(2,918)
Less amounts representing interest	(1,857)
Present value of capital leases	5,485
Less current portion of capital leases	(100)
Long-term capital leases	$5,385
The Consolidated Statements of Loss reflect rent expense based on the straight-line method of expense recognized over the term of the lease. The rent expense for operating leases totaled $4.8 million, $5.8 million and $6.0 million for the years ended December 25, 2016, December 27, 2015 and December 28, 2014, respectively, and is recorded in other operating expenses.
NOTE 7: COMMITTMENTS AND CONTINGENCIES
Legal Proceedings
From time to time, the Company is involved in a variety of claims, lawsuits and other disputes arising in the ordinary course of business. Management routinely assesses the likelihood of adverse judgments or outcomes in these matters, as well as the ranges of probable losses to the extent losses are reasonably estimable. Accruals for contingencies are recorded when, in the judgment of management, adverse judgments or outcomes are probable and the financial impact, should an adverse outcome occur, is reasonably estimable. The determinations of likely outcomes of litigation matters relates to factors that include, but are not limited to, past experience and other evidence, interpretation of

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

relevant laws or regulations and the specifics and status of each matter. Predicting the outcome of claims and litigation and estimating related costs and financial exposure involves substantial uncertainties that could cause actual results to vary materially from estimates and accruals.
In the opinion of management, liabilities, if any, arising from currently existing claims against the Company would not have a material adverse effect on the Company’s results of operations, liquidity or financial condition.
NOTE 8: PENSION AND OTHER POSTRETIREMENT BENEFITS
Defined Benefit Plans—The Company is a sponsor of a defined benefit pension plan (the "Plan"). The Plan principally covers union employees. No person employed on or after January 8, 1993 who was not a plan member on September 4, 1992 shall be eligible to become a member of the Plan. The cost of pension benefits for such employees, measured by length of service, compensation and other factors, is currently being funded through trusts established under the Plan.
Net periodic benefit cost for the Plan was $3.6 million, $6.1 million and $2.3 million for fiscal years 2016, 2015 and 2014, respectively, and is recorded in compensation expense in the Consolidated Statements of Loss. Summarized information for the Plan as of December 25, 2016 and December 27, 2015 is provided below (in thousands):

	December 25, 2016	December 27, 2015
Projected benefit obligations	$109,189	$112,589
Fair value of plans' assets	82,937	89,546
Underfunded status of the plans	$(26,252)	$(23,043)

Accumulated benefit obligation	$108,890	$111,849
Employer contributions	—	4,251
Benefits paid	10,243	8,123
The Company expects to contribute $1.0 million to the Plan during the year ending December 31, 2017.
The amounts recognized in the Company’s Consolidated Balance Sheets for the Plan as of December 25, 2016 and December 27, 2015 consist of (in thousands):

	December 25, 2016	December 27, 2015
Pension and postretirement benefits payable	$(26,252)	$(23,043)
Accumulated other comprehensive loss	45,302	45,735
The investment strategies of the Plan are designed to achieve an appropriate diversification of investments as well as maximize the total rate of return, subject to the preservation of capital. The preservation of capital encompasses minimizing the risk of principal loss for the Plan as a whole and minimizing the erosion of principal through inflation. The appropriate level of risk for the Plan was determined by examining the expected risk and reward characteristics of numerous asset allocation alternatives formulated in conjunction with the Plan’s investment adviser.
The investment policy is periodically reviewed by the Company and a designated third party fiduciary for investment matters. The policy is established and administered in a manner so as to comply with applicable government regulations at all times.
Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used for fiscal years 2016 and 2015.

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Group annuity contract: Valued at the fair value by discounting the related cash flows based on current yields of similar instruments with comparable durations considering credit-worthiness of the issues. These assets are generally level 3 assets.
Short term collective trust: Valued at cost plus accrued interest, which approximates fair value. These assets are generally level 1 assets.
Mutual funds: Valued at net asset value of shares held by the Plan at year end. The net asset value is a quoted price in an active market, which represents the net asset value of the shares held by the Plan at year end. These assets are generally level 1 assets.
Common stocks: Valued at the closing price reported on the active market on which the individual securities are traded. These assets are generally level 1 assets.
Commingled funds: Valued based on the net asset value of the respective funds, which are based on the fair value of underlying investments in each fund. The Plan has concluded that the net asset value reported by the underlying fund is a practical expedient to the fair value of the investment where these investments are redeemable with the fund at net asset value. The underlying investments of the funds are generally valued based on quoted market prices. The Plan does not have any unfunded commitments relating to its investment in the commingled funds, or any significant restrictions on redemptions. These assets are generally level 2 assets.
Hedge funds: The Plan has concluded that the net asset value reported by the underlying fund is a practical expedient to fair value where the investment does not have a readily determinable fair value. These investments are redeemable with the fund at net asset value under the original terms of the subscription agreements and operations of the underlying funds. However, it is possible that these redemption rights may be restricted or eliminated by the funds in the future in accordance with the underlying fund agreements. Due to the nature of the investments held by the funds, changes in market conditions and the economic environment may significantly impact the net asset value of the funds and, consequently, the fair value, of the Plan’s interests in the funds. Furthermore, changes to the liquidity provisions of the funds may significantly impact the fair value of the Plan's interest in the funds. These assets are generally valued at net asset value (“NAV”) and are outside of the fair value hierarchy.
Real estate funds: The real estate funds are open-ended commingled collective investment funds for the collective investment in real estate by qualified employee benefit plans. The real estate funds are valued based on the NAV of the fair value of the underlying assets and liabilities, which includes real estate, wholly-owned equity investments and joint ventures that focus in the real estate market, mortgages receivable and other financial instruments. The Plan has concluded that the NAV reported by the real estate funds are a practical expedient to fair value of the investment where these investments are redeemable with the fund at NAV. Real estate investments are typically less liquid than many investment alternatives. The general partner of the real estate funds have the right to determine the amount and timing of any distributions to limited partners. However, according to the fund’s policy, distributions will be honored on a pro rata basis with available liquid assets as determined in the sole discretion of the general partner. Due to the nature of the investments held by the fund, changes in market conditions and the economic environment may significantly impact the NAV of the fund and, consequently the fair value of the Plan’s interest in the fund.
The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Plan believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table sets forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 25, 2016 (in thousands):

	Level 1	Level 2	Level 3	Total

Group annuity contract	$—	$—	$14	$14
Short term collective trust	1,819	—	—	1,819
Mutual Funds	21,907	—	—	21,907
Commingled funds	—	32,410	—	32,410
	$23,726	$32,410	$14
Investments valued at net asset value:
Real estate				10,126
Hedge funds				17,308
Pending settlements				(647)
Total assets at fair value				$82,937
The following table sets forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 27, 2015 (in thousands):

	Level 1	Level 2	Level 3	Total

Group annuity contract	$—	$—	$18	$18
Short-term collective trust	441	—	—	441
Mutual funds	23,644	—	—	23,644
Commingled funds	—	33,379	—	33,379
	$24,085	$33,379	$18
Investments valued at net asset value:
Real estate				12,092
Hedge funds				20,016
Pending settlements				(44)
Total assets at fair value				$89,546
Assumptions—The weighted average assumptions used to determine defined benefit obligations are as follows:

	December 25, 2016	December 27, 2015
Discount rate	3.9%	4.0%
Rate of compensation increase	2.0%	2.0%
The weighted average assumptions used to determine net periodic benefit cost are as follows:

	December 25, 2016	December 27, 2015
Discount rate	4.0%	3.6%
Rate of compensation increase	2.0%	2.0%
Rate of return on assets	6.1%	7.5%

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Expected Future Benefit Payments—Benefit payments expected to be paid under defined benefit plans are summarized below (in thousands):

2017	$8,341
2018	8,254
2019	8,143
2020	7,995
2021	7,846
2022-2026	36,534
Employees’ Defined Contribution Plan—The Company and an affiliate sponsor a defined contribution plan that was established effective February 1, 1993. The defined contribution plan covers qualifying non-union and union employees of the Company and the affiliates. Participants may elect to contribute a portion of their pretax compensation as provided by the plans and Internal Revenue Service (“IRS”) regulations. The maximum pretax contribution an employee can make is 50% of his or her annual eligible pre-tax compensation and 10% of eligible after-tax earnings up to the statutory limit which was $18,000 for 2016. The Company, at its discretion, matches contributions to its defined contribution plan at a rate of up to 50% of salary deferrals up to 6% of compensation for each participating employee.
Multiemployer Pension Plans—The Company contributes to a number of multiemployer defined benefit pension plans under the terms of collective-bargaining agreements that cover its union-represented employees. The risks of participating in these multiemployer plans are different from single-employer plans in that assets contributed are pooled and may be used to provide benefits to employees of other participating employers. If a participating employer withdraws from or otherwise ceases to contribute to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers. Alternatively, if the Company chooses to stop participating in one of its multiemployer plans, it may incur a withdrawal liability based on the unfunded status of the plan.

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company’s participation in these multiemployer pension plans at December 25, 2016, December 27, 2015 and December 28, 2014, is outlined in the table below. Unless otherwise noted, the most recent Pension Protection Act (“PPA”) Zone Status available in 2016 and 2015 is for the plan’s year-end at December 31, 2015 and December 31, 2014, respectively. The PPA Zone Status is based on information that the Company received from the plan and is certified by the plan’s actuary. Among other factors, plans in the Critical and Declining Zone are generally less than 65% funded and projected to become insolvent within 20 years; plans in the Critical Zone are generally less than 65% funded (but not projected to become insolvent within 20 years), plans in the Endangered Zone are less than 80% but greater than 65% funded, and plans in the Healthy Zone are at least 80% funded (as determined in accordance with the PPA). The “FIP/RP Status Pending/Implemented” column indicates plans for which a financial improvement plan (“FIP”) or a rehabilitation plan (“RP”) is either pending or has been implemented.

					Company Contributions
		PPA Zone Status			(in thousands)
Pension Fund	EIN/Pension Plan Number	2016	2015	FIP/RP Status Pending/ Implemented	2016	2015	2014	Surcharge Imposed	Expiration Dates of Collective Bargaining Agreements
Newspaper and Mail Deliverers' - Publishers' Pension Fund	13-6122251	Healthy	Healthy	N/A	$907	$1,201	$1,283	No	January 1, 2021
Pressmen's Publishers' Pension Fund	13-6121627	Healthy	Healthy	N/A	570	579	520	No	July 11, 2020
Paper Handlers' - Publishers' Pension Fund	13-6104795	Critical	Critical	Implemented	58	57	68	No	May, 11 2016
IAM National Pension Fund, National Pension Plan	51-6031295	Healthy	Healthy	N/A	173	179	185	No	March 31, 2020
CWA/ITU Negotiated Pension Plan	13-6212879	Critical	Critical	Implemented	190	177	178	No	March 31, 2017 to March 31, 2018(1)
Pension Hospitalization & Benefit Plan of the Electrical Industry - Pension Trust Account	13-6123601	Healthy	Healthy	N/A	439	540	548	No	April 30, 2020
					$2,337	$2,733	$2,782

(1)
The Company is party to three collective bargaining agreements requiring contributions to this plan, New York Mailers Union No. 6 expire March 31, 2017, New York Typographical Union (Reflex) expire March 31, 2018 and New York Typographical Union (Control Room) expire July 31, 2017..

(2)	The collective bargaining agreement expired on May 11, 2016. The parties are operating under the terms of this agreement while the terms of a successor collective bargaining agreement are negotiated.

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company was listed in the plans’ respective Forms 5500 as providing more than 5% of the total contributions for the following plans and plan years:

Pension Fund	Year Contributions to Plan Exceeded More Than 5 Percent of Total Contributions (as of Plan's Year-End)

Newspaper and Mail Deliverers' - Publishers' Pension Fund	5/31/2016	5/31/2015
Pressmen's Publishers' Pension Fund	3/31/2016	3/31/2015
Paper Handlers' - Publishers' Pension Fund	3/31/2016	3/31/2015
NOTE 9: PARTNERS' EQUITY
The Company is a limited partnership which consists of a managing general partner and two Class A limited partners. In January 2014, the partnership agreement was amended to modify certain partnership governance provisions. Pursuant to this amendment, effective January 1, 2014, all contributions made by one of the Class A Limited Partner are treated as preferred capital contributions. The preferred contributions which are cumulative will return 2% over the prime rate upon distribution.
The amendment allows for, among other things, admittance of additional Class A general and Class A limited partners, a process of dilution to the percentage upon admittance, a process for capital contributions and distribution of net profits and allocation of partnership losses. It also describes certain deficit restoration obligations between partners.
The amendment specifically calls for allocation of all losses to a certain Class A Limited Partner until the negative capital balance is equal to the total loans made by that Class A Limited Partner, net of the loans payable by the Company to the various family trusts (See Note 3).
NOTE 10: ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Accumulated other comprehensive income (loss) consists solely of pension and postretirement benefit adjustments. The following table sets forth the activity in accumulated other comprehensive income (loss), (in thousands):

Total
Balance at December 29, 2013	$36,164
Other comprehensive income before reclassifications	14,964
Amounts reclassified from AOCI	(3,854)
Balance at December 28, 2014	47,274
Other comprehensive income (loss) before reclassifications	3,671
Amounts reclassified from AOCI	(5,210)
Balance at December 27, 2015	45,735
Other comprehensive income (loss) before reclassifications	3,819
Amounts reclassified from AOCI	(4,252)
Balance at December 25, 2016	45,302

DAILY NEWS L.P. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents the amounts and line items in the Consolidated Statements of Loss where adjustments reclassified from accumulated other comprehensive income (loss) were recorded during the years ended December 25, 2016, December 27, 2015 and December 28, 2014 (in thousands):

	Year ended
Accumulated Other Comprehensive Income (Loss) Components	December 25, 2016	December 27, 2015	December 28, 2014	Affected Line Items in the Consolidated Statements of Loss
Pension and postretirement benefit adjustments:
Amortization of actuarial gains	4,252	5,210	3,854	Compensation
Total before taxes	4,252	5,210	3,854
Tax effect	—	—	—
Total reclassifications for the period	$4,252	$5,210	$3,854
The Company expects to recognize $4.3 million in net gains amortized from accumulated other comprehensive income in the year ended December 31, 2017.
NOTE 11: SUBSEQUENT EVENT
On September 3, 2017, TRX Pubco, LLC (the “Acquiror”), a wholly-owned, indirect subsidiary of tronc, Inc., acquired the Company, pursuant to a Partnership Interest Purchase Agreement, entered into on the same date, among Mortimer B. Zuckerman, New DN Company, The Mortimer B. Zuckerman 1983 Family Trust (collectively, the “Sellers”), the Company, the Acquiror, Tribune Publishing Company, LLC (a subsidiary of the Company), New DN Company as the Sellers’ Representative and the Management Trust defined therein.